EXHIBIT 99.01

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FOR IMMEDIATE RELEASE

                                                For more information contact:

                                                Mark C. Brown
                                                Chief Financial Officer
                                                (703) 247-2514

                                                Sonya Udler
                                                Vice President and Corporate
                                                   Communications
                                                (703) 247-2517




                 STRAYER EDUCATION, INC. FILES 2.0 MILLION SHARE
                       SECONDARY OFFERING OF COMMON STOCK

ARLINGTON, Va., October 8, 2002 - Strayer Education, Inc. (the "Company") (Nasdaq: STRA) announced today that it has filed a registration statement with the Securities and Exchange Commission for a proposed secondary offering of 2.0 million shares of common stock. The Company will not receive any of the proceeds of the offering.

The common shares proposed to be offered for sale will be issued upon the conversion of convertible preferred stock currently held by New Mountain Partners, L.P., a private equity firm, and DB Capital Partners, Inc., an affiliate of Deutsche Bank. DB Capital is expected to grant the underwriters an option to purchase an additional 0.3 million shares of common stock to cover over-allotments, if any. In May 2001, New Mountain and DB Capital invested $150 million in Strayer to purchase the Company's Series A Mandatorily Redeemable Convertible Preferred Stock. This filing is being made pursuant to the exercise of existing registration rights held by New Mountain and DB Capital. After giving effect to the offering, New Mountain will beneficially own in excess of 25% of Strayer's equity securities.

The managing underwriters for the offering are Credit Suisse First Boston, JP Morgan, Banc of America Securities LLC and Legg Mason Wood Walker Incorporated.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities laws of any such state.

Strayer Education, Inc. (Nasdaq: STRA) (www.strayereducation.com) is an education services holding company which owns Strayer University and certain other assets. Strayer's mission is to make higher education achievable and convenient for working adults in today's economy.

Strayer University (www.strayer.edu) is a proprietary institution of higher learning which offers undergraduate and graduate degree programs in Business Administration, Accounting, and Information Technology to more than 14,000 working adults at 20 campuses in Maryland, Washington, D.C., Virginia, and North Carolina and via the Internet through Strayer ONLINE. Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and


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professional lives. By constantly adapting to the latest techniques and technologies used in business, we provide our graduates with practical skills and a competitive edge in the changing marketplace.

Strayer University is accredited by the Middle States Commission on Higher Education. Founded in 1892, Strayer attracts students both nationally and internationally.

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 ("Reform Act"). The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as state and regional regulatory requirements, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.

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